Exhibit 99.1

Suffolk Bancorp Declares Quarterly Dividend

RIVERHEAD, N.Y.--(BUSINESS WIRE)--January 25, 2017--Suffolk Bancorp (the “Company”) (NYSE:SCNB), parent company of Suffolk County National Bank (the “Bank”), announced that its Board of Directors today declared a quarterly cash dividend of $0.10 per share on its common stock. The dividend will be payable on February 22, 2017 to shareholders of record as of February 8, 2017.

Corporate Information

Suffolk Bancorp (NYSE: SCNB) is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York and Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, the Bank has 27 branch offices in Nassau, Suffolk and Queens Counties, New York. For more information about the Bank and its products and services, please visit www.scnb.com.

CONTACT:
Investor and Press:
Suffolk Bancorp
Brian K. Finneran, (631) 208-2400
Executive Vice President & Chief Financial Officer